Exhibit 99.1

NEWS MEDIA CONTACT:
Sears Holdings Public Relations
(847) 286-8371

                         FOR IMMEDIATE RELEASE:
February 25, 2016

SEARS HOLDINGS REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

HOFFMAN ESTATES, Ill. - Sears Holdings Corporation ("Holdings," "we," "us," "our," or the "Company") (NASDAQ: SHLD) today announced financial results for its fourth quarter and full year ended January 30, 2016. As a supplement to this announcement, a presentation, pre-recorded conference and audio webcast are available at our website http://searsholdings.com/invest.
In summary, we reported:

•	Domestic Adjusted EBITDA of $(82) million, excluding Seritage Growth Properties and joint venture rent, in the fourth quarter of 2015 compared to $125 million in the prior year fourth quarter;

•	Full year Domestic Adjusted EBITDA, excluding Seritage Growth Properties and joint venture rent, of $(703) million in 2015 compared to $(647) million in the prior year;

•
Net loss attributable to Holdings' shareholders of $580 million ($5.44 loss per diluted share) for the fourth quarter of 2015, which included a non-cash accounting charge of $180 million related to the impairment of the Sears trade name, compared to a net loss of $159 million ($1.50 loss per diluted share) for the prior year fourth quarter. Adjusted for significant items, we would have reported a net loss attributable to Holdings' shareholders of $181 million ($1.70 loss per diluted share) for the fourth quarter of 2015 compared to a net loss of $36 million ($0.34 loss per diluted share) in the prior year quarter;

•	Kmart and Sears Domestic comparable store sales declined 7.2% and 6.9%, respectively, in the fourth quarter of 2015, which was an improvement from the trend in the first three quarters of 2015;

•
Kmart's gross margin rate for the fourth quarter declined 250 basis points from the prior year fourth quarter, while Sears Domestic's gross margin rate declined 270 basis points, in each case driven by our apparel and related softlines businesses. Our gross margin rate for the year was 23.1%, a slight improvement over the prior year;

•
The Company reduced expenses by approximately $150 million in the fourth quarter of 2015 as compared to the prior year fourth quarter. Looking toward 2016, we plan to take actions that will further reduce our costs by between $550 million and $650 million, depending on the overall volume of sales; and

•
The Company reduced its net debt position, including pension and postretirement liabilities, by approximately $1.0 billion from the prior year fourth quarter as we continue to demonstrate the Company's financial flexibility to fund its transformation and meet its obligations.

Edward S. Lampert, Holdings' Chairman and Chief Executive Officer, said, "While our fourth quarter comparable store sales were improved over the prior three quarters and January 2016 was our best monthly comparable store sales performance of the year (-4.5%), the unseasonably warm weather and the associated competitive promotional environment resulted in higher than expected markdowns and significantly lower gross margin in our key apparel categories. The impact on our margin rate from the highly promotional environment had a greater impact than the comparable store sales improvements. As we head into 2016, we remain committed to restoring Sears Holdings to profitability. Generating positive Adjusted EBITDA is our most important area of focus, and to that end, we plan to accelerate our transformation into a leading member-centric integrated retailer and take action, where necessary, to optimize our cost structure and improve our gross margin realization."
Rob Schriesheim, Holdings' Chief Financial Officer, said, "During 2015, we reduced our net debt position by approximately $1.0 billion as compared to year-end 2014, driven by the successful completion of various strategic actions, including the rights offering and sale-leaseback transaction with Seritage Growth Properties and the amendment and extension of our domestic credit facility. We believe we have substantially enhanced our financial flexibility and achieved our objective of further reducing our reliance on inventory as a source of financing as we execute on our transformation. We continue to have many alternatives to access capital through our existing financing arrangements and we continue to hold an asset-rich portfolio, including substantial unencumbered real estate, which affords us flexibility to fund our transformation and meet our financial obligations. We intend to continue taking significant actions to alter our capital structure, as circumstances allow, to better position Sears Holdings for success and profitability, which could include further reductions in debt or changes in the composition of our debt."
Financial Results
Revenues decreased $796 million to $7.3 billion for the fourth quarter of 2015, compared to revenues of $8.1 billion for the prior year fourth quarter. Comparable store sales declined 7.1% during the quarter, comprised of decreases of 7.2% and 6.9% at Kmart and Sears Domestic, respectively, and accounted for $458 million of the year-over-year revenue decline, while $291 million of the revenue decline was due to having fewer Kmart and Sears Full-line stores.
At Kmart, comparable store sales decreases were experienced in several categories during the fourth quarter, most notably in the consumer electronics, apparel, grocery & household and home categories. These decreases were partially offset by positive comparable store sales in the seasonal, mattresses and home appliances categories. Excluding the impact of consumer electronics, which is a business we continue to alter to meet our members' needs, Kmart comparable store sales would have decreased 5.0%. Sears Domestic comparable store sales for the quarter were also negatively impacted by the consumer electronics. Excluding the impact of consumer electronics, Sears Domestic comparable store sales would have decreased 4.8%, primarily driven by decreases in apparel, footwear, home, tools and sporting goods, which were partially offset by increases in the mattresses and home appliances categories.
For the full year, revenues decreased approximately $6.1 billion to $25.1 billion in 2015 as compared to revenues of $31.2 billion in the prior year, with a majority of the decline related to actions taken by the Company to streamline operations and focus on our transformation into a member-centric retailer. The decrease in revenue included a decrease of $2.1 billion associated with Sears Canada, which was de-consolidated in October 2014, $222 million from the separation of the Lands’ End business, which was completed in the first quarter of 2014, and $1.5 billion less revenue as a result of fewer Kmart and Sears Full-line stores. For the full year, domestic comparable store sales declined 9.2%, comprised of a decrease of 7.3% at Kmart and a decrease of 11.1% at Sears Domestic, which contributed to $2.0 billion of the revenue decrease relative to the prior year.
For the full year, Kmart experienced positive comparable store sales performance in the home appliances, mattresses and seasonal categories, which were more than offset by declines in the consumer electronics, apparel, grocery & household and drugstore categories. Excluding the impact of consumer electronics, Kmart comparable store sales would have decreased 5.5%. Sears Domestic comparable store sales for the year were also negatively impacted by consumer electronics. Excluding the impact of consumer electronics, Sears Domestic comparable store sales would have decreased 9.5%, primarily driven by decreases in apparel, home appliances, lawn & garden and Sears Auto Centers, which were partially offset by an increase in the mattress category.
During the quarter, gross margin decreased $383 million due to the above noted decline in sales, as well as a decline in our gross margin rate. Kmart's gross margin rate for the fourth quarter declined 250 basis points as compared to the prior year fourth quarter, while Sears Domestic's gross margin rate decreased 270 basis points from the prior year quarter. The decline in gross margin rate is primarily attributed to significantly lower margins in our apparel business driven by an increase in promotional activities.

For the full year of 2015, our gross margin decreased $1.3 billion to $5.8 billion as the above noted decline in sales was partially offset by an improvement in gross margin rate, which included one-time vendor credits of $146 million in 2015. Full year 2014 included gross margin of $502 million from Sears Canada and $87 million from the Lands' End business.
Selling and administrative expenses decreased by $150 million in the fourth quarter of 2015 compared to the prior year quarter and $1.4 billion for full year 2015 compared to 2014. Excluding significant items noted in our Adjusted Earnings Per Share tables, selling and administrative expenses declined by $146 million compared to the prior year fourth quarter and $783 million compared to the full year 2014, primarily due to a decrease in payroll and advertising expenses.
During 2015, the Company realized a significant tax benefit on the deferred taxes related to indefinite-life assets associated with the property sold in the transaction with Seritage. In addition, 2015 also benefited from the reversal of a deferred tax liability related to indefinite-life assets associated with the impairment of the Sears trade name, which was partially offset by foreign branch taxes and state income taxes. As a result, our effective tax rate for 2015 was a benefit of 18.6% compared to expense of 7.4% in 2014.
Financial Position
The Company's cash balances were $238 million at January 30, 2016 compared with $250 million at January 31, 2015.
Merchandise inventories at January 30, 2016 were $5.2 billion, compared to $4.9 billion at January 31, 2015, with the increase primarily being driven by an increase in apparel inventory.
Short-term borrowings totaled $797 million at January 30, 2016, consisting of amounts outstanding under our domestic credit facility, as compared to $615 million at January 31, 2015, consisting of $213 million outstanding under our domestic credit facility, a $400 million secured short-term loan and $2 million of commercial paper outstanding.
At January 30, 2016, the amount available to borrow under our credit facility was approximately $316 million, which reflects the effect of our springing fixed charge coverage ratio covenant and the borrowing base limitation in our revolving credit facility.
Total long-term debt (long-term debt and capital lease obligations) was $2.2 billion and $3.2 billion at January 30, 2016 and January 31, 2015, respectively.
Adjusted EBITDA
In addition to our net loss attributable to Sears Holdings' shareholders determined in accordance with Generally Accepted Accounting Principles ("GAAP"), for purposes of evaluating operating performance, we use Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Domestic Adjusted EBITDA, Domestic Adjusted EBITDA excluding Seritage/JV rent and Adjusted Earnings Per Share ("EPS"), which are non-GAAP measures. The tables attached to this press release provide a reconciliation of GAAP to as adjusted amounts. Domestic Adjusted EBITDA, excluding Seritage/JV rent, reflects the impact of the additional rent expense and assigned sub-tenant rental income as a result of the Seritage and JV transactions. The terms of our leases with Seritage and the JVs provide us with the ability to accelerate the transformation of our physical stores. We expect that our cash rent obligations will decrease significantly as space in these stores is recaptured. We believe that our use of Adjusted EBITDA, Domestic Adjusted EBITDA, Domestic Adjusted EBITDA excluding Seritage/JV rent and Adjusted EPS provides an appropriate measure for investors to use in assessing our performance across periods, given that these measures provide adjustments for certain significant items which may vary significantly from period to period, improving the comparability of year-to-year results and is therefore representative of our ongoing performance. Therefore, we have adjusted our results for them to make our statements more useful and comparable. However, we do not, and do not recommend that you, solely use Adjusted EBITDA, Domestic Adjusted EBITDA, Domestic Adjusted EBITDA excluding Seritage/JV rent or Adjusted EPS to assess our financial and earnings performance. We also use, and recommend that you use, diluted earnings per share in addition to Adjusted EPS in assessing our earnings performance.

Forward-Looking Statements
This press release contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about our transformation through our integrated retail strategy, our plans to redeploy and reconfigure our assets, our liquidity, our ability to exercise financial flexibility as we meet our obligations and pursue possible strategic transactions, and other statements that describe the Company's plans. Whenever used, words such as "will," "expect," and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements, including these, are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties, many of which are beyond the Company's control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Detailed descriptions of other risks relating to Sears Holdings are discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law. Results presented herein are unaudited. The unaudited and estimated financial results for the fourth quarter and full-year 2015 contained in this press release reflect a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. Our financial statements for the 2015 fiscal year are not finalized. We are required to consider all available information through the finalization of our financial statements and their possible impact on our financial conditions and results of operations for the period, including the impact of such information on the complex judgments and estimates referred to above. As a result, subsequent information or events may lead to material differences between the information about the results of operations described herein and the results of operations described in our subsequent annual report. You should consider this possibility in reviewing the financial information for the period described above.
About Sears Holdings Corporation
Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart, as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

Sears Holdings Corporation
Consolidated Statements of Operations
(Unaudited)

Amounts are Preliminary and Subject to Change
	Quarters Ended		Years Ended
millions, except per share data	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
REVENUES
Merchandise sales and services	$7,303	$8,099	$25,146	$31,198

COSTS AND EXPENSES
Cost of sales, buying and occupancy	5,708	6,121	19,336	24,049
Gross margin dollars	1,595	1,978	5,810	7,149
Gross margin rate	21.8%	24.4%	23.1%	22.9%

Selling and administrative	1,852	2,002	6,857	8,220
Selling and administrative expense as a percentage of total revenues	25.4%	24.7%	27.3%	26.3%

Depreciation and amortization	92	126	422	581
Impairment charges	203	38	274	63
Gain on sales of assets	(13)	(59)	(743)	(207)
Total costs and expenses	7,842	8,228	26,146	32,706

Operating loss	(539)	(129)	(1,000)	(1,508)
Interest expense	(74)	(92)	(323)	(313)
Interest and investment income (loss)	(35)	(1)	(62)	132
Other income	—	—	—	4

Loss before income taxes	(648)	(222)	(1,385)	(1,685)
Income tax (expense) benefit	68	63	257	(125)

Net loss	(580)	(159)	(1,128)	(1,810)
(Income) loss attributable to noncontrolling interests	—	—	(1)	128

NET LOSS ATTRIBUTABLE TO HOLDINGS' SHAREHOLDERS	$(580)	$(159)	$(1,129)	$(1,682)

NET LOSS PER COMMON SHARE ATTRIBUTABLE TO HOLDINGS' SHAREHOLDERS:
Diluted loss per share	$(5.44)	$(1.50)	$(10.59)	$(15.82)
Diluted weighted average common shares outstanding	106.6	106.3	106.6	106.3

Sears Holdings Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

Amounts are Preliminary and Subject to Change

millions	January 30, 2016	January 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$238	$250
Accounts receivable	419	429
Merchandise inventories	5,172	4,943
Prepaid expenses and other current assets	216	241
Total current assets	6,045	5,863

Property and equipment (net of accumulated depreciation and amortization of $2,960 and $3,864)	2,631	4,449
Goodwill	269	269
Trade names and other intangible assets	1,909	2,097
Other assets	483	507
TOTAL ASSETS	$11,337	$13,185

LIABILITIES
Current liabilities
Short-term borrowings	$797	$614
Current portion of long-term debt and capitalized lease obligations	71	75
Merchandise payables	1,574	1,621
Unearned revenues	787	818
Other taxes	284	380
Other current liabilities	1,925	2,087
Total current liabilities	5,438	5,595

Long-term debt and capitalized lease obligations	2,108	3,087
Pension and postretirement benefits	2,206	2,404
Deferred gain on sale-leaseback	753	—
Sale-leaseback financing obligation	164	—
Other long-term liabilities	1,731	1,849
Long-term deferred tax liabilities	893	1,195
Total Liabilities	13,293	14,130
Total Equity (Deficit)	(1,956)	(945)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$11,337	$13,185

Total common shares outstanding	106.7	106.5

Sears Holdings Corporation
Segment Results
(Unaudited)

Amounts are Preliminary and Subject to Change

	Quarter Ended January 30, 2016
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Merchandise sales and services	$3,126	$4,177	$7,303

Cost of sales, buying and occupancy	2,480	3,228	5,708
Gross margin dollars	646	949	1,595
Gross margin rate	20.7%	22.7%	21.8%

Selling and administrative	735	1,117	1,852
Selling and administrative expense as a percentage of total revenues	23.5%	26.7%	25.4%
Depreciation and amortization	16	76	92
Impairment charges	2	201	203
Gain on sales of assets	(12)	(1)	(13)
Total costs and expenses	3,221	4,621	7,842
Operating loss	$(95)	$(444)	$(539)

Number of:
Kmart Stores	941	—	941
Full-Line Stores	—	705	705
Specialty Stores	—	26	26
Total Stores	941	731	1,672

	Quarter Ended January 31, 2015
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Merchandise sales and services	$3,547	$4,552	$8,099

Cost of sales, buying and occupancy	2,723	3,398	6,121
Gross margin dollars	824	1,154	1,978
Gross margin rate	23.2%	25.4%	24.4%

Selling and administrative	834	1,168	2,002
Selling and administrative expense as a percentage of total revenues	23.5%	25.7%	24.7%
Depreciation and amortization	23	103	126
Impairment charges	27	11	38
Gain on sales of assets	(27)	(32)	(59)
Total costs and expenses	3,580	4,648	8,228
Operating loss	$(33)	$(96)	$(129)

Number of:
Kmart Stores	979	—	979
Full-Line Stores	—	717	717
Specialty Stores	—	29	29
Total Stores	979	746	1,725

Sears Holdings Corporation
Segment Results
(Unaudited)

Amounts are Preliminary and Subject to Change

	Year Ended January 30, 2016
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Merchandise sales and services	$10,188	$14,958	$25,146

Cost of sales, buying and occupancy	8,042	11,294	19,336
Gross margin dollars	2,146	3,664	5,810
Gross margin rate	21.1%	24.5%	23.1%

Selling and administrative	2,537	4,320	6,857
Selling and administrative expense as a percentage of total revenues	24.9%	28.9%	27.3%
Depreciation and amortization	72	350	422
Impairment charges	14	260	274
Gain on sales of assets	(185)	(558)	(743)
Total costs and expenses	10,480	15,666	26,146
Operating loss	$(292)	$(708)	$(1,000)

Number of:
Kmart Stores	941	—	941
Full-Line Stores	—	705	705
Specialty Stores	—	26	26
Total Stores	941	731	1,672

	Year Ended January 31, 2015
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$12,074	$17,036	$2,088	$31,198

Cost of sales, buying and occupancy	9,513	12,950	1,586	24,049
Gross margin dollars	2,561	4,086	502	7,149
Gross margin rate	21.2%	24.0%	24.0%	22.9%

Selling and administrative	2,962	4,655	603	8,220
Selling and administrative expense as a percentage of total revenues	24.5%	27.3%	28.9%	26.3%
Depreciation and amortization	95	437	49	581
Impairment charges	29	19	15	63
(Gain) loss on sales of assets	(103)	(105)	1	(207)
Total costs and expenses	12,496	17,956	2,254	32,706
Operating loss	$(422)	$(920)	$(166)	$(1,508)

Number of:
Kmart Stores	979	—	—	979
Full-Line Stores	—	717	—	717
Specialty Stores	—	29	—	29
Total Stores	979	746	—	1,725

Sears Holdings Corporation
Adjusted EBITDA
(Unaudited)

	Quarters Ended		Years Ended
millions	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Net loss attributable to Holdings per statement of operations	$(580)	$(159)	$(1,129)	$(1,682)
Income (loss) attributable to noncontrolling interests	—	—	1	(128)
Income tax expense (benefit)	(68)	(63)	(257)	125
Interest expense	74	92	323	313
Interest and investment (income) loss	35	1	62	(132)
Other income	—	—	—	(4)
Operating loss	(539)	(129)	(1,000)	(1,508)
Depreciation and amortization	92	126	422	581
Gain on sales of assets	(13)	(59)	(743)	(207)
Before excluded items	(460)	(62)	(1,321)	(1,134)

Closed store reserve and severance	62	86	98	224
Domestic pension expense	57	22	229	89
Other (1)	23	41	(64)	50
Amortization of deferred Seritage gain	(22)	—	(52)	—
Impairment charges	203	38	274	63
Adjusted EBITDA	(137)	125	(836)	(708)

Lands' End separation	—	—	—	(10)
Adjusted EBITDA as defined (2)	$(137)	$125	$(836)	$(718)

Sears Canada segment	—	—	—	71
Domestic Adjusted EBITDA as defined (2)	$(137)	$125	$(836)	$(647)

Seritage/JV rent	55	—	133	—
Domestic Adjusted EBITDA as defined(2) excluding Seritage/JV rent	$(82)	$125	$(703)	$(647)

(1) Consists of one-time credits from vendors, expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.
(2) Adjusted to reflect the results of the Lands' End and Sears Canada businesses that were included in our results of operations prior to the separation/disposition.

Sears Holdings Corporation
Adjusted EBITDA
(Unaudited)

Amounts are Preliminary and Subject to Change
	Quarters Ended
millions	January 30, 2016			January 31, 2015
	Kmart	Sears Domestic	Sears Holdings	Kmart	Sears Domestic	Sears Holdings
Operating loss per statement of operations	$(95)	$(444)	$(539)	$(33)	$(96)	$(129)
Depreciation and amortization	16	76	92	23	103	126
Gain on sales of assets	(12)	(1)	(13)	(27)	(32)	(59)
Before excluded items	(91)	(369)	(460)	(37)	(25)	(62)

Closed store reserve and severance	44	18	62	58	28	86
Domestic pension expense	—	57	57	—	22	22
Other (1)	34	(11)	23	40	1	41
Amortization of deferred Seritage gain	(5)	(17)	(22)	—	—	—
Impairment charges	2	201	203	27	11	38
Adjusted EBITDA	$(16)	$(121)	$(137)	$88	$37	$125

% to revenues	(0.5)%	(2.9)%	(1.9)%	2.5%	0.8%	1.5%

	Years Ended
millions	January 30, 2016			January 31, 2015
	Kmart	Sears Domestic	Sears Holdings	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Operating loss per statement of operations	$(292)	$(708)	$(1,000)	$(422)	$(920)	$(166)	$(1,508)
Depreciation and amortization	72	350	422	95	437	49	581
(Gain) loss on sales of assets	(185)	(558)	(743)	(103)	(105)	1	(207)
Before excluded items	(405)	(916)	(1,321)	(430)	(588)	(116)	(1,134)

Closed store reserve and severance	86	12	98	142	55	27	224
Domestic pension expense	—	229	229	—	89	—	89
Other (1)	43	(107)	(64)	43	4	3	50
Amortization of deferred Seritage gain	(11)	(41)	(52)	—	—	—	—
Impairment charges	14	260	274	29	19	15	63
Adjusted EBITDA	(273)	(563)	(836)	(216)	(421)	(71)	(708)

Lands' End separation	—	—	—	—	(10)	—	(10)
Adjusted EBITDA as defined (2)	$(273)	$(563)	$(836)	$(216)	$(431)	$(71)	$(718)
% to revenues (3)	(2.7)%	(3.8)%	(3.3)%	(1.8)%	(2.6)%	(3.4)%	(2.3)%

(1) Consists of one-time credits from vendors, expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.
(2) Adjusted to reflect the results of the Lands' End business that were included in our results of operations prior to the separation.
(3) Excludes revenues of the Lands' End business that were included in our results of operations prior to the separation.

Sears Holdings Corporation
Adjusted Earnings per Share
(Unaudited)

Amounts are Preliminary and Subject to Change

	Quarter Ended January 30, 2016
		Adjustments
millions, except per share data	GAAP	Domestic Pension Expense	Domestic Closed Store Reserve, Store Impairments and Severance	Tradename Impairment	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Domestic Tax Matters	As Adjusted
Gross margin impact	$1,595	$—	$27	$—	$—	$(22)	$(20)	$—	$1,580
Selling and administrative impact	1,852	(57)	(35)	—	—	—	(43)	—	1,717
Depreciation and amortization impact	92	—	(1)	—	—	—	—	—	91
Impairment charges impact	203	—	(23)	(180)	—	—	—	—	—
Operating loss impact	(539)	57	86	180	—	(22)	23	—	(215)
Interest and investment loss impact	(35)	—	—	—	34	—	—	—	(1)
Income tax benefit impact	68	(21)	(32)	(68)	(13)	8	(9)	176	109
After tax and noncontrolling interests impact	(580)	36	54	112	21	(14)	14	176	(181)
Diluted loss per share impact	$(5.44)	$0.34	$0.50	$1.05	$0.20	$(0.13)	$0.13	$1.65	$(1.70)

	Quarter Ended January 31, 2015
		Adjustments
millions, except per share data	GAAP	Domestic Pension Expense	Domestic Closed Store Reserve, Store Impairments and Severance	Domestic Gain on Sales of Assets	Other Expenses(2)	Domestic Tax Matters	As Adjusted
Gross margin impact	$1,978	$—	$10	$—	$—	$—	$1,988
Selling and administrative impact	2,002	(22)	(76)	—	(41)	—	1,863
Depreciation and amortization impact	126	—	(1)	—	—	—	125
Impairment charges impact	38	—	(38)	—	—	—	—
Gain on sales of assets impact	(59)	—	—	22	—	—	(37)
Operating loss impact	(129)	22	125	(22)	41	—	37
Income tax benefit impact	63	(8)	(47)	8	(15)	19	20
After tax and noncontrolling interests impact	(159)	14	78	(14)	26	19	(36)
Diluted loss per share impact	$(1.50)	$0.13	$0.73	$(0.13)	$0.25	$0.18	$(0.34)

(1) Consists of one-time credits from vendors, expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.
(2) Consists of expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.

Sears Holdings Corporation
Adjusted Earnings per Share
(Unaudited)

Amounts are Preliminary and Subject to Change
	Year Ended January 30, 2016
		Adjustments
millions, except per share data	GAAP	Domestic Pension Expense	Domestic Closed Store Reserve, Store Impairments and Severance	Tradename Impairment	Domestic Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Domestic Tax Matters	As Adjusted
Gross margin impact	$5,810	$—	$44	$—	$—	$—	$(52)	$(146)	$—	$5,656
Selling and administrative impact	6,857	(229)	(54)	—	—	—	—	(82)	—	6,492
Depreciation and amortization impact	422	—	(3)	—	—	—	—	—	—	419
Impairment charges impact	274	—	(94)	(180)	—	—	—	—	—	—
Gain on sales of assets impact	(743)	—	—	—	687	—	—	—	—	(56)
Operating loss impact	(1,000)	229	195	180	(687)	—	(52)	(64)	—	(1,199)
Interest and investment loss impact	(62)	—	—		—	59	—	—	—	(3)
Income tax benefit impact	257	(86)	(73)	(68)	258	(22)	20	24	263	573
After tax and noncontrolling interests impact	(1,129)	143	122	112	(429)	37	(32)	(40)	263	(953)
Diluted loss per share impact	$(10.59)	$1.34	$1.14	$1.05	$(4.02)	$0.35	$(0.30)	$(0.38)	$2.47	$(8.94)

	Year Ended January 31, 2015
		Adjustments
millions, except per share data	GAAP	Domestic Pension Expense	Domestic Closed Store Reserve, Store Impairments and Severance	Domestic Gain on Sales of Assets	Other Expenses	Gain on Sears Canada Disposition	Domestic Tax Matters	Sears Canada Segment	Lands' End Separation	As Adjusted(2)
Gross margin impact	$7,149	$—	$68	$—	$—	$—	$—	$(502)	$(87)	$6,628
Selling and administrative impact	8,220	(89)	(129)	—	(47)	—	—	(603)	(77)	7,275
Depreciation and amortization impact	581	—	(8)	—	—	—	—	(49)	(3)	521
Impairment charges impact	63	—	(48)	—	—	—	—	(15)	—	—
Gain on sales of assets impact	(207)	—	—	87	—	—	—	(1)	—	(121)
Operating loss impact	(1,508)	89	253	(87)	47	—	—	166	(7)	(1,047)
Interest expense impact	(313)	—	—	—	—	—	—	5	—	(308)
Interest and investment income impact	132	—	—	—	—	(70)	—	(38)	—	24
Other income impact	4	—	—	—	—	—	—	(4)	—	—
Income tax expense impact	(125)	(33)	(95)	33	(18)	26	574	136	3	501
Loss attributable to noncontrolling interests impact	128	—	—	—	—	—	—	(128)	—	—
After tax and noncontrolling interests impact	(1,682)	56	158	(54)	29	(44)	574	137	(4)	(830)
Diluted loss per share impact	$(15.82)	$0.53	$1.48	$(0.51)	$0.27	$(0.41)	$5.40	$1.29	$(0.04)	$(7.81)

(1) Consists of one-time credits from vendors, expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.
(2) Adjusted to reflect the results of the Lands' End and Sears Canada businesses that were included in our results of operations prior to the separation/disposition.